UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2022

Texas Pacific Land Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39804	75-0279735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2022 annual meeting of stockholders (the “Annual Meeting”) of Texas Pacific Land Corporation (the “Company”) that was convened on November 16, 2022, the stockholders of the Company voted on ten proposals.

The Annual Meeting was adjourned with respect to Proposal 4, a proposal to approve an amendment to the Company’s Certificate of Incorporation increasing the authorized shares of common stock from 7,756,156 shares to 46,536,936 shares, in order to provide the Company with time to resolve its disagreement with certain stockholders over their voting commitments pursuant to their stockholders’ agreement with the Company. The Annual Meeting will be reconvened on February 14, 2023 at 10:30 a.m. Central time at the Company’s offices located at 1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201.

Each stockholder of record is entitled to one vote per share of common stock. On September 22, 2022, the record date for the Annual Meeting (the “Record Date”), there were 7,710,932 issued and outstanding shares of common stock. Present at the Annual Meeting in person or by proxy were holders of 6,633,537 shares of common stock or 86.02% of the voting power entitled to vote at the Annual Meeting as of the Record Date, constituting a quorum.

The Inspector of Election issued its final report, which certified final voting results with respect to all proposals voted upon at the Annual Meeting other than Proposal 4. Set forth below are the final voting results, as provided by the Inspector of Election:

Proposal 1:

To elect four (4) Class II members of the Company’s Board of Directors to serve until the 2025 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Rhys J. Best	4,692,006	873,898	96,477	971,156
Donald G. Cook	3,519,576	2,084,963	57,842	971,156
Donna E. Epps	4,537,444	1,064,970	59,967	971,156
Eric L. Oliver	5,332,389	292,114	37,878	971,156

Proposal 2:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, by advisory non-binding vote, executive compensation.	3,805,062	1,519,062	338,261	971,156

Proposal 3:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation providing for the declassification of the Board.	5,145,043	189,237	328,101	971,156

Proposal 5:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2022.	6,556,453	45,321	31,763	0

Proposal 6:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To consider a non-binding stockholder proposal regarding the stockholders’ right to call for a special meeting.	1,722,246	3,908,265	31,870	971,156

Proposal 7:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To consider a non-binding stockholder proposal regarding hiring an investment banker in connection with the evaluation of a potential spinoff.	1,179,368	4,394,928	88,085	971,156

Proposal 8:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To consider a non-binding stockholder proposal regarding the release of all remaining obligations of the stockholders’ agreement between the Company and certain stockholders.	1,650,305	3,959,493	52,583	971,156

Proposal 9:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To consider a non-binding stockholder proposal regarding the stockholders’ right to act by written consent.	2,953,574	2,637,404	71,403	971,156

Proposal 10:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To consider a non-binding stockholder proposal regarding director election and resignation policy.	1,613,923	3,729,448	319,010	971,156

No other matters were properly presented for consideration or stockholder action at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Date: November 18, 2022	By:	/s/ Micheal W. Dobbs
Micheal W. Dobbs
SVP and General Counsel

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